                                                                   EXHIBIT 10.49



                                  SIDE LETTER NO. 1
                                        TO THE
                              PLACEMENT AGENCY AGREEMENT



                                            December 14, 1996


Paramount Capital, Inc.
787 Seventh Avenue
New York, New York  10019


Dear Sirs:

         This letter shall constitute Side Letter No. 1 to the Placement Agency Agreement (the "Placement Agency Agreement") dated September 27, 1996 between Xytronyx, Inc., a Delaware corporation (the "Company") and Paramount Capital, Inc. (the "Placement Agent").

         The parties hereto agree to the following amendments to the Placement Agency Agreement:

         1. The Company and the Placement Agent hereby agree to extend the Final Closing Date of the Offering until January 31, 1996, subject to the right of the Placement Agent to extend the Offering for an additional 30 days.

         2. The Company and the Placement Agent hereby agree to increase the size of the Offering from a Maximum Offering of 40 Units to a Maximum Offering of 100 Units, for an aggregate dollar amount of $10,000,000. In addition, the Company hereby grants the Placement Agent an option to offer up to an additional 25 Units, in addition to the Maximum Offering, to cover over-allotments.

         3. The Company and the Placement Agent hereby agree to increase the number of shares of Common Stock underlying the Class A Warrants per Unit from 15,000 to 50,000.

         4. The Company and the Placement Agent hereby agree that Section 5(k) of the Placement Agency Agreement shall be replaced with the following paragraph:

                   (k) FINANCIAL ADVISORY AGREEMENT. Upon the Final Closing Date, the Company and the Placement Agent will agree to an eighteen month extension of the Financial Advisory Agreement currently in effect between the Placement Agent and the Company, pursuant to which the Placement Agent is engaged as the Company's non-exclusive financial advisor.

               Such engagement will provide that the Placement Agent will receive (i) a monthly retainer of $2,500, (ii) out-of-pocket expenses and
    (iii) standard success fees. In addition, pursuant to the Financial Advisory Agreement, the Company will sell to the Placement Agent and/or its designees, for $.001 per option, options (the "Advisory Options") to acquire a number of newly issued Units equal to 15% of the Units issued in the Offering, exercisable for a period of ten years commencing six months after the Closing Date at an exercise price equal to 110% of the initial offering price of the Units. The Advisory Options will contain a cashless exercise feature, antidilution provisions and the right to have the Common Stock issuable upon exercise of the Warrants underlying the Advisory Options, such Warrants and the Common Stock issuable upon conversion of the Preferred Stock underlying the Advisory Options included in the Shelf Registration Statement and will otherwise have features identical to the Unit Purchase Options. The Company agrees with the Placement Agent and its successors and assigns that the securities underlying the Advisory Options will not be subject to redemption by the Company nor will they be callable or mandatorily convertible by the Company.

         4. The Company and the Placement Agent hereby agree to add the following paragraph as Section 5(n) of the Placement Agency Agreement:

         (n) AUTHORIZED SHARES. The Company shall (a) use its best efforts to increase the authorized Common Stock of the Company to 100,000,000 shares (or such higher number as may be approved by the Board of Directors) within 90 days after the Final Closing Date but in any event shall effect such increase no later than 270 days after the Final Closing Date and (b) at all times after the date upon which such stock is authorized, use its best efforts to reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If after 270 days following the Final Closing Date the Company has failed to authorize sufficient shares, the Company agrees that each Subscriber shall be entitled at its option to require the Company to repurchase such Subscriber's shares of Preferred Stock for $200.00 per share and the Company hereby agrees to repurchase such securities at such prices if requested by the Subscriber.

         5. The Company hereby agrees to increase its authorized number of shares of Preferred Stock to 1,000,000 shares.



         Capitalized terms used but not defined in this letter shall have the meanings provided in the Placement Agency Agreement. Except as expressly provided herein, the terms of the Placement Agency Agreement shall remain in full force and effect without modification or amendment. If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this shall constitute a binding agreement between us.


                         XYTRONYX, INC.


                         By:  /s/ Larry O. Bymaster
                              ---------------------
                            Name:  Larry O. Bymaster
                            Title:  President and CEO



Agreed to by:

PARAMOUNT CAPITAL, INC.



By:  /s/ Lindsay A. Rosenwald, M.D.
     -------------------------------
   Name:  Lindsay A. Rosenwald, M.D.
   Title:    Chairman